Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
FIRST INDUSTRIAL REALTY TRUST REPORTS FOURTH
QUARTER AND FULL YEAR 2005 RESULTS
Largest Acquirer of Industrial Real Estate in the U.S. in 2005

•	18% Growth in Fourth Quarter Funds From Operations (FFO)
•	Record New Investments of $2.3 Billion in 2005 Including JVs
•	63% Increase in Corporate America Real Estate Investments
•	$2 Billion in New Joint Venture Capital Added in 2005
•	Record Net Economic Gains of $101 Million
•	Occupancy Grew To 92.4%; Eleventh Consecutive Quarterly Increase
CHICAGO, February 22, 2006 – First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, today announced results for fourth quarter and full year 2005. Diluted net income available to common stockholders per share (EPS) was $0.51 in the fourth quarter compared to $0.42 in fourth quarter 2004. For full year 2005, diluted net income available to common stockholders was $1.80 per share compared to $2.16 per share in 2004.
Fourth quarter funds from operations (FFO) grew 18% to $0.99 per share/unit on a diluted basis from $0.84 per share/unit a year ago. For full year 2005, FFO grew to $3.61 per share/unit on a diluted basis from $3.53 per share/unit in 2004.
“The growth of our organization in 2005 is expected to drive double-digit growth in funds from operations in 2006,” said Mike Brennan, president and CEO. “A $2 billion increase in joint venture capital, the entrance into new markets and growth in our investment personnel drove record investments in 2005. Assets under management rose 42% and business with Corporate America, our most important target market, climbed 63% percent as First Industrial delivered more supply chain solutions to more customers.” Mr. Brennan added, “We have a talented team of investment, capital markets, portfolio management and sales professionals all dedicated to creating value for customers, which in turn, will create value for shareholders.”

Portfolio Performance for On Balance Sheet Properties
•	Occupancy grew to 92.4%, up from 91.6% in third quarter 2005 and 90.1% at year-end 2004
•	Leased 5.3 million square feet during the quarter
•	Retained tenants in 61.9% of square footage up for renewal during the quarter; retention averaged 73.6% for the year
•	Same property net operating income (NOI) decreased 3.4% for the quarter and averaged -1.2% for the year

Investment Performance: Fourth Quarter 2005

Balance Sheet Investment/Disposition Activity		(in millions)

Property Acquisitions		$332.9
Square Feet	8.1 million
Stabilized Weighted Average Capitalization Rate	9.2%
Developments Placed In Service		$80.9
Square Feet	1.0 million
Expected Weighted Average First-Year Stabilized Yield	10.0%
Land Acquisitions		$3.9

Total Investment		$417.7

Property Sales		$175.1
Square Feet	3.8 million
Weighted Average Capitalization Rate	7.3%
Land Sales		$8.7

Total Sales		$183.8

Joint Venture Investment/Disposition Activity

Joint Venture Investments
FirstCal Industrial 1 (Development/Repositioning)		$63.8

Joint Venture Dispositions
FirstCal Industrial 1 (Development/Repositioning)		$4.5
FirstCal Industrial 2 (Core)		$7.8

Total Joint Venture Dispositions		$12.3

“On the strength of our national platform, First Industrial was able to identify and complete record investments for the balance sheet and joint ventures in 2005,” said Johannson Yap, chief investment officer. “We also have a sizeable pipeline of new investment opportunities that we are sourcing through a growing number of channels.”

Acquisitions Completed Year-to-Date 2006 and Pipeline
Year-to-date in 2006, $155 million of acquisitions have already been completed, which combined with developments currently and soon to be under construction of $355 million and acquisitions under agreement of $391 million, total $901 million. The breakdown is as follows:

(millions)	Balance Sheet	Joint Ventures	Total
Developments	$264	$91	$355
Acquisitions	$261	$285	$546

Total	$525	$376	$901

Solid Financial Position
•	Fixed-charge coverage was 2.6 times and interest coverage was 2.9 times for the year
•	96.9% of the Company’s real estate assets are unencumbered by mortgages
•	The weighted average maturity of permanent debt at the end of the quarter was 8.7 years
•	100% of the Company’s permanent debt is fixed rate
“During 2005, we increased the capital base in our joint ventures and on our balance sheet by $2.5 billion, or more than 60%,” said Mike Havala, chief financial officer. “This significant increase gives First Industrial the resources to drive higher earnings growth by investing in more real estate with more competitive capital, increasing returns for our shareholders.”
Supplemental Reporting Measure
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
The National Association of Real Estate Investment Trusts (“NAREIT”) has provided a recommendation on how real estate investment trusts (REITs) should define funds from operations (“FFO”). NAREIT suggests that FFO be defined as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
NAREIT has also clarified that non-recurring charges and gains should be included in FFO.
Importantly, as part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs.
First Industrial calculates FFO to include all cash gains and losses on all industrial property sales whether depreciation is or is not accumulated under the GAAP accounting rules. The Company believes that FFO inclusive of all cash gains and losses is a better performance measure because it reflects all the activities of the Company and better reflects the Company’s strategy, which includes investing in real estate; adding value through redevelopment, leasing and repositioning; and then selling the improved real estate in order to maximize investment returns. The Company provides additional disclosure on net economic gains in its quarterly supplemental.

Outlook for 2006
Mr. Brennan stated, “Demand for industrial real estate is growing as customers seek quality industrial properties for their supply chain networks. We are well-positioned to meet this growing demand through our national portfolio and our development and redevelopment capabilities.”
Mr. Brennan added, “First Industrial’s 2006 guidance range is $3.90 to $4.10 for FFO per share/unit and $2.10 to $2.30 for EPS. On balance sheet investment volume assumptions for 2006, which include both developments placed in service and acquisitions, range from $600 million to $700 million with an 8% to 9% average cap rate. On balance sheet sales volume in 2006 is assumed to be $700 million to $800 million with a 7% to 8% average cap rate. Book gains from property sales/fees are estimated to be $150 million to $170 million. Our assumption for net economic gains for on balance sheet transactions in 2006 is between $100 million and $120 million.
Our estimate for First Industrial’s FFO from joint ventures in 2006 is between $30 million and $35 million, which includes fees, incentive payments and the prorata share of operations and net economic gain. Joint venture investment volume assumptions for 2006, which include both new developments and acquisitions, range from $800 million to $900 million. Joint venture sales volume in 2006 is assumed to be approximately $450 million to $550 million.”

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	1Q 2006	1Q 2006	Guidance for 2006	Guidance for 2006
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$0.42	$0.52	$2.10	$2.30
Add: Real Estate Depreciation/Amortization	0.70	0.70	2.80	2.80
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.25)	(0.25)	(1.00)	(1.00)

FFO	$0.87	$0.97	$3.90	$4.10

Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2006. However, I believe that First Industrial has the proper strategy, infrastructure, and capabilities to deliver such results.”
First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development more than 100 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.

This press release contains forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. Central time, 12:00 p.m. Eastern time, on Wednesday, February 22, 2006. The call-in number is (800) 865-4460 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s web site, www.firstindustrial.com, under the “Investor Relations” tab. Replay will also be available on the web site.
The Company’s fourth quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Art Harmon
Sr. Manager, Investor Relations and Corporate Communications
312-344-4320

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004

Statement of Operations and Other Data:
Total Revenues	$105,432	$79,676	$367,129	$296,701

Property Expenses	(34,485)	(26,653)	(121,784)	(99,889)
Build to Suit For Sale Costs	(5,119)	—	(15,574)	—
General & Administrative Expense	(16,937)	(11,491)	(55,812)	(39,569)
Amortization of Deferred Financing Costs	(565)	(510)	(2,125)	(1,931)
Depreciation of Corporate F,F&E	(371)	(315)	(1,371)	(1,280)
Depreciation and Amortization of Real Estate	(35,355)	(24,439)	(118,237)	(86,671)

Total Expenses	(92,832)	(63,408)	(314,903)	(229,340)

Interest Income	430	780	1,486	3,632
Interest Expense	(29,233)	(25,545)	(108,339)	(98,636)
(Loss) Gain from the Early Retirement of Debt, Net	—	(515)	82	(515)
Mark-to-Market / Gain on Settlement of Interest Rate Protection Agreement (a)	62	133	811	1,583

Loss from Continuing Operations Before Equity in Net (Loss) Income of Joint Ventures, Income Tax Benefit, and Minority Interest Allocable to Continuing Operations	(16,141)	(8,879)	(53,734)	(26,575)

Equity in Net (Loss) Income of Joint Ventures (b)	(59)	(8)	3,699	37,301
Income Tax Benefit	4,249	3,930	12,033	7,673
Minority Interest Allocable to Continuing Operations	2,057	1,045	6,348	547

(Loss) Income from Continuing Operations	(9,894)	(3,912)	(31,654)	18,946

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $46,219 and $23,002 for the Three Months Ended December 31, 2005 and 2004, respectively and $131,955 and $88,245 for the Year Ended December 31, 2005 and 2004, respectively (c))	47,035	27,026	139,486	105,592
Provision for Income Taxes Allocable to Discontinued Operations (Including a provision allocable to Gain on Sale of Real Estate of $7,823 and $3,186 for the Three Months Ended December 31, 2005 and 2004, respectively and $19,933 and $8,267 for the Year Ended December 31, 2005 and 2004, respectively)	(8,106)	(3,919)	(21,754)	(10,800)
Minority Interest Allocable to Discontinued Operations (c)	(5,146)	(3,052)	(15,494)	(13,005)

Income Before Gain on Sale of Real Estate	23,889	16,143	70,584	100,733

Gain on Sale of Real Estate	2,401	7,259	29,734	16,755
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(586)	(2,995)	(10,711)	(5,312)
Minority Interest Allocable to Gain on Sale of Real Estate	(240)	(564)	(2,503)	(1,570)

Net Income	25,464	19,843	87,104	110,606

Preferred Dividends	(3,758)	(2,310)	(10,688)	(14,488)
Redemption of Preferred Stock	—	—	—	(7,959)

Net Income Available to Common Stockholders	$21,706	$17,533	$76,416	$88,159

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$21,706	$17,533	$76,416	$88,159

Add: Depreciation and Amortization of Real Estate	35,355	24,439	118,237	86,671
Add: Depreciation and Amortization of Real Estate
Included in Discontinued Operations	1,189	2,922	8,393	12,595
Add: Income Allocated to Minority Interest	3,329	2,571	11,649	14,028
Add: Depreciation and Amortization of Real Estate-Joint Ventures (b)	2,356	307	3,976	3,893
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(14,911)	(7,287)	(41,807)	(32,189)
Less: Accumulated Depreciation/Amortization on Real Estate
Sold- Joint Ventures (b)	(9)	(21)	(9)	(5,766)

Funds From Operations (“FFO”) (d)	$49,015	$40,464	$176,855	$167,391

Add: Loss (Gain) from Early Retirement of Debt	—	515	(82)	515
Add: Restricted Stock Amortization	1,913	1,813	8,845	6,866
Add: Amortization of Deferred Financing Costs	565	510	2,125	1,931
Add: Depreciation of Corporate F,F&E	371	315	1,371	1,280
Add: Redemption of Preferred Stock	—	—	—	7,959
Less: Non-Incremental Capital Expenditures	(10,761)	(12,829)	(42,867)	(40,772)
Less: Straight-Line Rent	(2,965)	(2,270)	(9,460)	(6,742)

Funds Available for Distribution (“FAD”) (d)	$38,138	$28,518	$136,787	$138,428

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$21,706	$17,533	$76,416	$88,159

Add: Interest Expense	29,233	25,545	108,339	98,636
Add: Interest Expense
Included in Discontinued Operations	—	216	373	609
Add: Depreciation and Amortization of Real Estate	35,355	24,439	118,237	86,671
Add: Depreciation and Amortization of Real Estate
Included in Discontinued Operations	1,189	2,922	8,393	12,595
Add: Preferred Dividends	3,758	2,310	10,688	14,488
Add: Redemption of Preferred Stock	—	—	—	7,959
Add: Provision for Income Taxes	4,443	2,984	20,432	8,439
Add: Income Allocated to Minority Interest	3,329	2,571	11,649	14,028
Add: Loss (Gain) from Early Retirement of Debt, Net	—	515	(82)	515
Add: Amortization of Deferred Financing Costs	565	510	2,125	1,931
Add: Depreciation of Corporate F,F&E	371	315	1,371	1,280
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	2,356	307	3,976	3,893
Less: Accumulated Depreciation/Amortization on Real Estate
Sold- Joint Ventures (b)	(9)	(21)	(9)	(5,766)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(14,911)	(7,287)	(41,807)	(32,189)

EBITDA (d)	$87,385	$72,859	$320,101	$301,248

Add: General and Administrative Expense	16,937	11,491	55,812	39,569
Less: Net Economic Gains	(29,612)	(19,990)	(100,646)	(77,741)
Less: Provision for Income Taxes	(4,443)	(2,984)	(20,432)	(8,439)
Less: Equity in FFO of Joint Ventures (b)	(5,191)	(636)	(14,771)	(24,606)

Net Operating Income (“NOI”) (d)	$65,076	$60,740	$240,064	$230,031

Weighted Avg. Number of Shares/Units Outstanding- Basic	49,436	48,400	48,968	47,136
Weighted Avg. Number of Shares/Units Outstanding- Diluted (e)	49,436	48,400	48,968	47,467
Weighted Avg. Number of Shares Outstanding- Basic	42,806	41,899	42,431	40,557
Weighted Avg. Number of Shares Outstanding- Diluted (e)	42,806	41,899	42,431	40,888

Per Share/Unit Data:
FFO:
- Basic	$0.99	$0.84	$3.61	$3.55
- Diluted (e)	$0.99	$0.84	$3.61	$3.53
(Loss) Income from Continuing Operations Less Preferred Stock Dividends Per Weighted Average Common Share Outstanding:
- Basic	$(0.28)	$(0.06)	$(0.61)	$0.16
- Diluted (e)	$(0.28)	$(0.06)	$(0.61)	$0.16
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
- Basic	$0.51	$0.42	$1.80	$2.17
- Diluted (e)	$0.51	$0.42	$1.80	$2.16
Dividends/Distributions	$0.7000	$0.6950	$2.7850	$2.7500

FFO Payout Ratio	70.6%	83.1%	77.1%	77.4%
FAD Payout Ratio	90.7%	118.0%	99.7%	93.6%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,260,761	$2,856,474
Real Estate Held For Sale, Net	16,840	52,790
Total Assets	3,226,243	2,721,890
Debt	1,813,702	1,574,929
Total Liabilities	2,020,361	1,719,463
Stockholders’ Equity and Minority Interest	$1,205,882	$1,002,427

Property Data (end of period):
Total In-Service Properties	884	827
Total Gross Leasable Area (in sq ft)	70,193,161	61,670,735
Occupancy	92.4%	90.1%

a)	Represents the mark to market of an interest rate protection agreement used to hedge a prospective transaction that does not qualify for hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities”.

In March 2004, the Company entered into an interest rate protection agreement that fixed the interest rate on a forecasted offering of unsecured debt, which it designated as a cash flow hedge. This interest rate protection agreement had a notional value of $73,500, was effective from August 15, 2004 through August 15, 2009, and fixed the LIBOR swap rate at 3.326%. In May 2004, the Company reduced the projected amount of the future debt offering and settled $24,500 of this interest rate protection agreement for proceeds in the amount of $1,450.

In November 2004, the Company entered into an interest rate protection agreement that fixed the interest rate on a forecasted offering of unsecured debt, which it designated as a cash flow hedge. This interest rate protection agreement had a notional value of $48,980, was effective from January 10, 2005 through January 10, 2010 and fixed the LIBOR swap rate at 3.909%. The $133 recognized in 4Q 2004 represents the ineffective portion of this interest rate protection agreement.

b)	Represents the Company’s share of net income, depreciation and amortization of real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.

c)	In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

d)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. Net Economic Gains equal the gain on sale of real estate and the gain on sale of real estate from discontinued operations less accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases as this amortization is included in revenues and FFO) and provision for income taxes/income tax benefit. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus preferred stock redemption costs, minus straight-line rental income, minus provision for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.

e)	Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted stock would be antidilutive to the loss from continuing operations per share.